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                                                                    EXHIBIT 10.4

                           WHG RESORTS & CASINOS INC.
                           6063 East Isla Verde Avenue
                           Carolina, Puerto Rico 00979


                                      April 21, 1997



Mr. Brian R. Gamache
7 Candida Street
Condado, Santurce
Puerto Rico  00907

Dear Mr. Gamache:

      Reference is made to your employment agreement dated October 27, 1996 with Williams Hospitality Group Inc. ("WHGI"). As you are aware, our parent corporation, WMS Industries Inc., has announced its intention to spin off its hotel & casino business to the stockholders of WMS Industries Inc., a transaction which we expect to occur on or about April 21, 1997 (the "Distribution Date").

      This letter will confirm that it is our mutual intention that you will serve as President and Chief Operating Officer of WHG Resorts & Casinos Inc. (the "Company"), the new public company which results from the spin off transaction, effective on the Distribution Date. In connection therewith, the Company will pay you a salary at the rate of $50,000 per annum, payable in accordance with the Company's customary payroll practices. You agree to devote such time to the business of the Company that is reasonable to perform the duties as its President and Chief Operating Officer. The term of your employment by the Company pursuant to this letter shall coincide with the term of your employment with WHGI under your existing employment agreement.

                                          Very truly yours,

                                          WHG RESORTS & CASINOS INC.


                                          By:  /s/ Louis J. Nicastro
                                              ____________________________
                                               Name:  Louis J. Nicastro
                                               Title: Chairman of the Board

ACCEPTED AND AGREED TO
this 21st day of April, 1997


/s/ Brian R. Gamache
______________________
BRIAN R. GAMACHE